Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of SilverBow Resources, Inc. and the incorporation by reference therein to our report dated March 4, 2016, with respect to the consolidated financial statements of SilverBow Resources, Inc. (formerly named Swift Energy Company) and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Houston, Texas

May 25, 2017